UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
April 25, 2007

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On April 25, 2007 the Registrant and its banks agreed to the terms of the First Amendment to the Amended and Restated Credit Agreement between Comerica Bank-Texas as administrative agent for itself and other banks, LaSalle Bank National Association, as collateral agent and syndication agent for itself and other banks and FFE Transportation Services, Inc., as Borrower and certain of its affiliates as of October 12, 2006. A copy of the First Amendment is filed herewith as Exhibit 10.1.

The purpose of the amendment was to amend the dividends and distributions allowable under the Credit Agreement.

ITEM 2.02.	Results of Operation and Financial Condition

On April 26, 2007, Frozen Food Express Industries, Inc. issued a news release announcing its results of operations for the three-month period ended March 31, 2007, as compared to the comparable period of 2006.  A copy of the news release is furnished, but not filed herewith, as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(d) EXHIBITS
The following exhibits are filed pursuant to Item 9.01 of Form 8-K.

10.1
First Amendment to the Amended and Restated Credit Agreement between Comerica Bank-Texas as administrative agent for itself and other banks, LaSalle Bank National Association, as collateral agent and syndication agent for itself and other banks and FFE Transportation Services, Inc. as Borrower and certain of its affiliates as of October 12, 2006.

99.1	Press Release dated April 26, 2007 of Frozen Food Express Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: April 26, 2007	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1
First Amendment to the Amended and Restated Credit Agreement between Comerica Bank-Texas as administrative agent for itself and other banks, LaSalle Bank National Association, as collateral agent and syndication agent for itself and other banks and FFE Transportation Services, Inc. as Borrower and certain of its affiliates as of October 12, 2006.

99.1	Press Release dated April 26, 2007 of Frozen Food Express Industries, Inc.